Exhibit (e)(11)

Managing Director Employment Contract

between

QIAGEN Deutschland Holding GmbH,

represented by the sole partner QIAGEN N. V.,

QIAGEN-Straße 1,

40724 Hilden

- hereinafter also referred to as the “Company” -

and

Mr

Roland Sackers,

[Address]

- hereinafter referred to as the “Managing Director” -

The Managing Director was appointed as Managing Director of the Company by decision of the general meeting from 9 June 2006. The sole partner QIAGEN N. V. concludes the following Managing Director Employment Contract with the Managing Director on behalf of QIAGEN Deutschland Holding GmbH:

1.	Duration of the contract and employment

The conditions of the employment as set out below apply from 1 September 2006 until 31 December 2008. Neither party can terminate the contract in an ordinary manner before the end of the agreed contractual term. The contract is renewed for thirty-six months, unless one of the party indicates their intention to not renew the contract in writing twelve months prior to the end of the contract.

Any indication of an intention to not renew the contract, irrespective of the issuing party, must be received by the other party by no later than one year before the end of the contract.

The Managing Director has to manage the Company accordance with its articles of association, any company management regulations, and in accordance with the authorised instructions of the general meeting as well as with the due care of a prudent businessman. Any secondary employment on his part requires the prior express written permission of the Company.

2.	Liability and D&O insurance

The Company has to ensure that the Managing Director is included in the D&O insurances of the QIAGEN Group in an adequate manner. There is no insurance cover for intentional misconduct of the Managing Director in accordance with the provisions of the D&O insurance.

3.	Remuneration

The Managing Director receives a basic annual salary of EUR 63,241.00 gross for each complete business year of the Company. The salary is payable as follows:

•	twelve equal monthly instalments of EUR 5,270.00 gross at the end of a month, in Germany.

When working for group companies, separate remuneration agreements can be concluded with those group companies. In case of a termination of a remuneration agreement with another group company (irrespective of whether this is connected to an employment or a service contract), the remuneration owed under this contract will be increased in compensation. If an additional separate remuneration agreement is concluded with a group company that increases the overall remuneration as set out in annex [1] (this overall remuneration can be adjusted by decision of the Compensation Committee), the remuneration owed under this contract is reduced accordingly. The respective applicable remuneration agreements the Managing Director has concluded with other group companies are attached to this contract as annex [1].

The employer contribution to the pension insurance is paid as voluntary employer contribution to the pension fund. In total (employer and employee contribution), the Company pays EUR 12,000.00 per year to the pension fund of the Employee. Furthermore, the Company pays and additional EUR 1,752.00 into the direct insurance of the Managing Director.

In addition to the basic annual salary, the Managing Director receives a variable bonus of 40% of the basic annual salary owed for a complete business year of the Company if 100% of targets are achieved. The bonus is tied to the targets that will be agreed with the CEO of the partner. Any bonus is payable on 30 April.

In June, the Managing Director will receive a holiday allowance of EUR 540.00 gross in addition to his salary for June.

The Managing Director is granted the right to use this amount for other benefits, including non-cash benefits or direct insurance.

The basic annual salary, the bonus and the other benefits as set out in this contract constitute the entire compensation for all work carried out for the Company and its affiliated companies, subject to any additional remuneration agreements concluded with the affiliated companies.

The Managing Director has the right to use a part for his income as so-called deferred compensation in accordance with the options provided by tax law in the Federal Republic of Germany. The details are regulated separately.

The Managing Director can participate in a stock options programme or a so-called equity-based compensation programme of the QIAGEN Group, if any such is agreed in addition to this contract.

That share of the occupational pension the Managing Director is due which amounts to the employer-financed part is non-forfeitable immediately if the contract ends before the start of statutory non-forfeitability for reasons the Company is responsible for.

If the Managing Director Employment Contract is no renewed beyond 31 December 2008, and all stock options or restricted stock units under the equity-based compensation programme that were granted until that point and that would be vested until 31 December 2009 in case of continued employment, are declared 100% exercisable (fully vested and no sales restriction).

The total remuneration of the Managing Director will be reviewed on an annual basis in accordance with performance parameters, starting in 2007.

4.	Remuneration in case of illness

If the Managing Director cannot perform his tasks due to an illness or for any other reasons he is not responsible for, he continues to receive his monthly salary in accordance with the provisions below for one year, but no longer than until the termination of this contract. Between weeks 7 and 52 of an illness, the Company will pay the difference between the statutory sickness benefits and the most recent basic annual net salary, including 50% of an agreed net bonus. Any additional benefits under a private insurance of the Managing Director will not be counted. In case of an illness caused by a third party, the Managing Director assigns any compensation claims to the Company (not compensation for personal suffering).

5.	Holidays

The Managing Director has a holiday allowance of 30 working days (five-day week) per complete calendar year. Any holidays the Managing Director is entitled to under his previous Managing Director Employment Contract with QIAGEN GmbH can be counted towards this contract. The times at which holidays are taken must be coordinated with the CEO of the Managing Director at the earliest possible time.

6.	Expenses

The Managing Director is entitled to compensation for appropriate expenses, especially necessary business trips and hospitality for business partners, provided that these were incurred in the interest of the Company and are fully deductible in accordance with tax law provisions. The travel cost regulations for employees of QIAGEN Holding GmbH apply.

7.	Company car

The Company provides the Managing Director, on his request, with a company car for the duration of the contract in accordance with the applicable company car regulations of the Company; the Managing Director may also use this company car for private purposes. Any taxes payable for such private use are paid by the Managing Director.

The Company has the right to demand the Managing Director to return the company car at any time. The Managing Director has no right of retention.

8.	Insurances

The Company concludes accident insurance, accident hospital daily benefit insurance, and a sick pack insurance for the Managing Director for the duration of the contract in accordance with existing insurance policies.

The benefits under these insurances are directly due to the Managing Director or his heirs. We will coordinate any changes to the current insurance policies with you.

9.	Confidentiality and secondary employment

The Managing Director agrees to not disclose to third parties or to utilise for his own purposes any business, company or technical information associated with the Company or other group companies that is confidential in nature. This especially applies in regard to details of the company organisation, relationships with customers and suppliers, and technical know-how.

This obligation applies both while the contract is in effect and beyond a termination thereof.

The Managing Director will carefully store and only use for business purposes any and all business documents of any kind, including any personal notes referring to business matters and tasks. Any copies or excerpts of drawings, cost calculations, statistics, and other company documents may only be made for business purposes. The Managing Director agrees to hand over any company documents, copies thereof, and other data carriers containing business-related material he has in his possession over at any time when asked to do so by the Company. He has no right of retention regarding such documentation.

Any secondary employment requires the prior written permission of the supervisory board of QIAGEN N.V.

10.	Change of Control

As compensation for the insecurity for the Managing Director resulting from the short contract term, the parties agree a Change-of-Control clause with the following effect:

In case of a Change of Control, the Managing Director receives a compensation. The following circumstances are considered a Change of Control:

A Change of Control is the sale or transfer of all or a major part of the assets of QIAGEN N. V. to a purchaser in the course of one or several transactions. A Change of Control also occurs in case of a merger of QIAGEN N. V. with or the transfer of company shares of QIAGEN N. V. to a third party, irrespective of whether the supervisory board has approved such transaction or not. Such fusion or merger is not considered a Change of Control if the majority of voting shares of the shareholders of QIAGEN N. V. is not affected by the fusion or merger.

The compensation is calculated in accordance with the following formula:

The compensation amounts to 3 * basic annual salary including any agreed bonus for this Company.

The annual salary is the contractually agreed fixed gross annual salary in the year the Change of Control takes place.

The bonus is the gross amount of the variable remuneration (bonus) which the Company and the Managing Director agreed for the business year in which the Change of Control takes place.

Any other components of the remuneration (e.g. company car) are not included when calculating the compensation.

The claim under the employer contribution to occupational pension schemes will be counted as non-forfeitable and at a ratio of 100% for the years leading up to and including the year of the Change of Control.

Stock options or other equity-based incentives (such as RSUs) are treated in accordance with the corresponding Equity-Based Compensation Awards.

The compensation is a gross amount that is taxable subject to the respective applicable payroll tax regulations.

The compensation is payable three months after the Change of Control.

11.	Prohibition of competition

If this contract is terminated by mutual agreement before the end of its term, the Managing Director is obliged to refrain from any competing employment, be it in an independent or dependent capacity, until the originally agreed contractual term is over. The Company pays 50% of the most recent contractually agreed benefits (basic annual salary plus contractually agreed bonus for the current business year plus any and all payments in kind) for each month of the prohibition of competition as voluntary compensation. Sections 74 et. seqq. German Commercial Code (Handelsgesetzbuch, HGB) apply in addition to the above.

12.	Miscellaneous agreements

There are no further agreements other than this contract, with the exception of the separately agreed granting of equity-based compensation awards. Any amendment or supplement to or notice of termination of this contract must be concluded or made in writing. The same applies to waiving the written form requirement.

The Company will ensure that any and all claims under occupational pension schemes that already accrued or which the Managing Director will be due in the future under the separate Managing Director Employment Contract concluded with QIAGEN GmbH will not be affected by the conclusion of this contract.

The Company has the right to exempt the Managing Director from his official duties, subject to continued payment of his fixed remuneration, without having to state reasons for doing so.

If individual provisions are or become void, this does not affect the validity of the remaining provisions. The void provision is deemed replaced with or any gap in the contract remedied by that appropriate provision that comes as close as possible to what the parties would have wanted in accordance with their economic intentions.

Place of performance and jurisdiction is Hilden. Applicable law is German law with the exception of German international private law.

Hilden, 9 November 2006

/s/ Prof. Dr. D. Riesner Prof. Dr. D. Riesner Chairman of the Executive Board of the partner QIAGEN N.V.	/s/ Roland Sackers Roland Sackers Managing Director	/s/ Peer M. Schatz Peer M. Schatz Managing Director of the Company

Annex 1

Additional remuneration agreements with group companies of QIAGEN Deutschland Holding GmbH

Amendment to the

Managing Director Employment Contract

as of 9 November 2006

between

QIAGEN Deutschland Holding GmbH,

represented by the sole partner QIAGEN N. V.,

QIAGEN-Straße 1,

40724 Hilden

and

Mr

Roland Sackers,

[Address]

- hereinafter referred to as the “Managing Director” -

The parties agree to replace the sections 1, 2, and 10 of the Managing Director Employment Contract they concluded with the following regulations:

1.	Duration of the contract and employment

The conditions of the employment contract continue to apply until 30 June 2012. Neither party can terminate the contract in an ordinary manner before the end of the agreed contractual term. The contract is renewed for thirty-six months, unless one of the party indicates their intention to not renew the contract in writing twelve months prior to the end of the contract.

Any indication of an intention to not renew the contract, irrespective of the issuing party, must be received by the other party by no later than one year before the end of the contract.

If even just one additional managing director is appointed, the Managing Director has a joint power of representation.

The Managing Director has to manage the Company accordance with its articles of association, any company management regulations, and in accordance with the authorised instructions of the general meeting as well as with the due care of a prudent businessman. Any secondary employment on his part requires the prior express written permission of the Company.

The Managing Director has a one-time special right of notice with a notice period of six months should Mr Peer M. Schatz leave the management of QIAGEN N.V. The special right of notice applies from the start of office of a newly appointed, not only temporary (i.e. up to six months) chairman of the executive board (CEO) of QIAGEN N.V. and must be exercised within three months.

2.	Liability and D&O insurance

If the Managing Director in his function as current or former managing director of the Company becomes a party in court proceedings under civil or criminal law or the object of a public inquiry or investigation or if any such is threatened, the Company fully indemnifies and holds the Managing Director harmless in regard to any and all associated payment orders or notices, settlement payments, fines as well as actually incurred and appropriate costs and expenses (including lawyer fees and other costs related to the defence and investigation under such procedures) and pays any such costs. The above indemnification is applied to the largest possible extent subject to pertinent legal provisions. Furthermore, the Company ensures that the Managing Director is included as insured person in the D&O (Directors and Officers) insurance of the Company. There is no insurance cover for intentional misconduct of the Managing Director in accordance with the provisions of the D&O insurance.

10.	Change of Control

As compensation for the insecurity for the Managing Director resulting from the short contract term, the parties agree a Change-of-Control clause with the following effect:

10.1 Definition of Change of Control

Definition of Change of Control. The following circumstances are considered a Change of Control:

a. (i) in case of a sale, lease, swap or other transfer of all or a major part of all assets of the Company in the course of a legal transaction or a succession of legal transactions, with the exception of any transfers as referred to above that would result in the Company either directly or indirectly holding 50% or more of the voting rights of the company or companies to which the relevant assets are transferred, or if the Company has the power to decide on the use of 50% or more of the voting rights of such companies; in both cases including powers under the law of obligations (by contract, agreements, covenants, relationships or otherwise); (ii) in case of a fusion or merger of the Company, irrespective of the approval of the executive board, with the exception of a fusion or merger that would result in the outstanding shares of the Company immediately prior to such a fusion or merger continuing to account for more than 50% of the total voting rights of the Company or the accepting company or parent company of such company immediately after such fusion or merger (either because they retain their voting rights or are converted into vote-bearing shares of the legal entity or parent company of such company); or (iii) in case of liquidation of the Company with the exception of a liquidation following dissolution as a consequence of insolvency or similar proceedings.

b. if a natural or legal person (or a group of natural or legal persons acting together for the purpose of acquisition, holding or disposing of such shares) (with the exception of the Company, any subsidiaries, trustees, receivers or other natural or legal persons who hold shares under an employee option programme or for a fund of the Company or a subsidiary), becomes the beneficial owner (meaning for the present purposes having the authority to either directly or indirectly, by themselves or together with one or more third parties exercise voting rights under a contract, agreement, covenant, relationship or otherwise, or to decide voting in such a manner or to conclude a sale or to arrange for a sale), namely of shares of the Company equivalent to forty per cent (40%) or more of the total voting rights of the voting shares of the Company (with the exception of any such disposal based on the purchase of shares directly from the Company); it is not considered a change of control in terms of this clause (b) however, if it is only a consequence of i) the purchase of shares by the Company that results in a reduction of the number of voting rights associated with the outstanding voting shares, or ii) the collection of voting shares that reduces the number of outstanding shares.

c. if the persons forming the supervisory board of the Company at that time (“acting supervisory board members”) cease to constitute the majority of members of the supervisory board for any reason, including as a result of a takeover bid, a conflict among the parties eligible to vote, a merger or similar transactions; in each case, any member of the supervisory board appointed after this contract was concluded will be considered an acting supervisory board member as defined above for as long as at least a majority of the acting supervisory board members who are actually still in office have agreed to the appointment of that person or the proposed appointment of that person.

10.2 Calculation of compensation in case of Change of Control

The compensation is calculated in accordance with the following formula:

The compensation amounts to 3 * basic annual salary including any agreed bonus.

The annual salary is the contractually agreed fixed gross annual salary in the year the Change of Control takes place.

The bonus is the gross amount of the variable remuneration (bonus) which the Company and the Managing Director agreed for the business year in which the Change of Control takes place.

Any other components of remuneration (e.g. company car) are not included when calculating the compensation.

The claim under the employer contribution to occupational pension schemes will be counted as non-forfeitable and at a ratio of 100% for the years leading up to and including the year of the Change of Control.

Stock options or other equity-based incentives (such as RSUs) are treated in accordance with the corresponding Equity-Based Compensation Awards.

The compensation is a gross amount that is taxable subject to the respective applicable payroll tax regulations.

The compensation is payable three months after the Change of Control.

10.3 Treatment of pension payments in case of Change of Control

The pension payments of the Company are continued for the agreed term of the contract after the Managing Director has left in connection with a Change of Control, provided that the Managing Director, subject to provision of corresponding documents as proof, has not accepted new employment.

All further provisions of the Managing Director Employment Contract as of 9 November 2006 remain unchanged and in effect.

Hilden, 20 December 2007

QIAGEN Deutschland Holding GmbH

/s/ Prof. Dr. Detlev H. Riesner Prof. Dr. Detlev H. Riesner Chairman of the Executive Board of the partner QIAGEN N.V.	/s/ Roland Sackers Roland Sackers Managing Director	/s/ Peer M. Schatz Peer M. Schatz CEO of the partner QIAGEN N.V.

Amendment to the

Managing Director Employment Contract

as of 9 November 2006, and 20 December 2007

between

QIAGEN Deutschland Holding GmbH,

represented by the sole partner QIAGEN N. V.,

QIAGEN-Straße 1,

40724 Hilden

and

Mr

Roland Sackers,

[Address]

- hereinafter referred to as the “Managing Director” -

The Managing Director Employment Contract from 9 November 2006 and 20 December 2007 is amended as follows:

1.	Duration of the contract and employment

The conditions of the employment contract continue to apply until 30 June 2015. Neither party can terminate the contract in an ordinary manner before the end of the agreed contractual term. The contract is renewed for thirty-six months, unless one of the party indicates their intention to not renew the contract in writing twelve months prior to the end of the contract.

Any indication of an intention to not renew the contract, irrespective of the issuing party, must be received by the other party by no later than one year before the end of the contract.

If even just one additional managing director is appointed, the Managing Director has a joint power of representation.

The Managing Director has to manage the Company accordance with its articles of association, any company management regulations, and in accordance with the authorised instructions of the general meeting as well as with the due care of a prudent businessman. Any secondary employment on his part requires the prior express written permission of the Company.

All further provisions of the Managing Director Employment Contract as of 9 November 2006 and 20 December 2007 remain unchanged and in effect.

Hilden, 5 May 2011

QIAGEN GmbH

/s/ Prof. Dr. D. Riesner Prof. Dr. D. Riesner Chairman of the Executive Board of the partner QIAGEN N.V.	/s/ Peer M. Schatz Peer M. Schatz CEO of the partner QIAGEN N.V.

/s/ Roland Sackers
Roland Sackers
Managing Director

Amendment to the

Managing Director Employment Contract

as of 5 May 2011

between

QIAGEN Deutschland Holding GmbH,

represented by the sole partner QIAGEN N. V.,

QIAGEN-Straße 1,

40724 Hilden

and

Mr

Roland Sackers,

[Address]

- hereinafter referred to as the “Managing Director” -

The Managing Director Employment Contract from 5 May 2011 is amended as follows:

1.	Duration of the contract and employment

The conditions of the employment contract continue to apply until 30 June 2018. Neither party can terminate the contract in an ordinary manner before the end of the agreed contractual term. The contract is renewed for thirty-six months, unless one of the party indicates their intention to not renew the contract in writing twelve months prior to the end of the contract.

Any indication of an intention to not renew the contract, irrespective of the issuing party, must be received by the other party by no later than one year before the end of the contract.

The Managing Director has to manage the Company accordance with its articles of association, any company management regulations, and in accordance with the authorised instructions of the general meeting as well as with the due care of a prudent businessman. The Managing Director in his function as Chief Financial Officer is responsible for the financial matters of the QIAGEN Group. Any secondary employment on his part requires the prior express written permission of the Company.

2.	Remuneration

The following provision is added to section 3 of the Managing Director Employment Contract:

The Company will make available to the Managing Director, at its costs, the services of a tax consultancy company to support him in the preparation of his tax returns under German, Dutch and US law, and if applicable under any other foreign income tax law, as well as to defend the tax-related interests of the Managing Director in regard to the distribution and taxation of his remuneration under this contract towards the German, Dutch and US tax authorities or the tax authorities in any other country. The costs assumed by the Company or, if applicable, any other companies of the QIAGEN Group, for the due preparation and submission of income tax returns is limited to a total amount of EUR 20,000.00 per year. There is no limitation of the amounts paid for tax consultancy services, consultancy services in connection with delay interest or other consultancy services in connection with any tax audit that may be performed. The Company assumes and pays any and all additional taxes that are due and charges associated with these, especially delay interest, in regard to the remuneration paid by the QIAGEN Group as well as any associated consultancy costs.

Irrespective of the above, the Managing Director himself remains responsible for the collection and submission of any and all required payroll tax documentation in good time, as well as for any and all personal tax return documentation that is not associated with his remuneration under this contract. In order to enable the Company to furnish proof to the tax authorities that the conditions for exemption from tax are met, the Managing Director will submit any copies of his German and foreign tax assessments to the HR department, if required.

All further provisions of the Managing Director Employment Contract as of 5 May 2011 remain unchanged and in effect.

Hilden, den 17 May 2013

QIAGEN Deutschland Holding GmbH

/s/ Prof. Dr. D. Riesner Prof. Dr. D. Riesner Chairman of the Executive Board of the partner QIAGEN N.V.	/s/ Peer M. Schatz Peer M. Schatz CEO of the partner QIAGEN N.V.

/s/ Roland Sackers
Roland Sackers
Managing Director

Amendment to the

Managing Director Employment Contract

as of 17 May 2013

between

QIAGEN Deutschland Holding GmbH,

represented by the sole partner QIAGEN N. V.,

QIAGEN-Straße 1,

40724 Hilden

and

Mr

Roland Sackers,

[Address]

- hereinafter referred to as the “Managing Director” -

The Managing Director receives a remuneration consisting of several components from QIAGEN Deutschland Holding GmbH, both for his work as Managing Director of QIAGEN Deutschland Holding GmbH and for his work as board member of QIAGEN N.V. in the Netherlands. Based on new legal regulations in the Netherlands that entered into effect as of 1 January 2014, there is the theoretical option for QIAGEN N.V. to oblige Mr Sackers to return remuneration that has been paid, based on the increase of value of the share-based compensation paid to the Managing Director as a result of unusual events (such as public takeover bids, an acquisition or a company merger). This said, the parties agree the following:

1.

QIAGEN Deutschland Holding GmbH indemnifies and holds the Managing Director harmless in regard to any reclaims of QIAGEN N.V. provided that the entitlement to such reclaim under Dutch law is based on an increase of value of the share-based compensation paid to the Managing Director as a result of unusual events (such as public takeover bids, an acquisition or a company merger). The Managing Director is entitled to QIAGEN Deutschland Holding GmbH compensating him in full for any such claims for repayment asserted by QIAGEN N.V. towards the Managing Director, including any deductions for taxes and social insurance contributions. The Managing Director does not have to make advance payments to QIAGEN N.V.

2.

Any tax disadvantages the Managing Director may suffer as a result of QIAGEN Deutschland Holding GmbH meeting the claims for repayment asserted by QIAGEN N.V. are borne in full by QIAGEN Deutschland Holding GmbH.

3.

Apart from the above, the remaining other provisions of the Managing Director Employment Contract from 9 November 2006 remain in effect and unchanged; this also applies to the amendments and supplements to the Managing Director Employment Contract agreed after 9 November 2006.

Hilden, 6 May 2014

QIAGEN Deutschland Holding GmbH

/s/ Dr. Werner Brand Dr. Werner Brand Chairman of the Executive Board of the partner QIAGEN N.V.	/s/ Peer M. Schatz Peer M. Schatz Chief Executive Officer of the partner QIAGEN N.V.

/s/ Roland Sackers
Roland Sackers
Managing Director

Amendment to the

Managing Director Employment Contract

as of 6 May 2014

between

QIAGEN Deutschland Holding GmbH,

represented by the sole partner QIAGEN N. V.,

QIAGEN-Straße 1,

40724 Hilden

and

Mr

Roland Sackers,

[Address]

- hereinafter referred to as the “Managing Director” -

The Managing Director Employment Contract as of 6 May 2014 is amended as follows:

1)

Remuneration:

Section 3 first sentence of the Managing Director Employment Contract as of 9 November 2006, and its addendum from 17 May 2013, is amended as follows with effect from 1 January 2017:

The Managing Director receives an annual basic salary of EUR 302,012.10 for each full business year of the Company.

In addition to the annual basic salary, the Managing Director receives a variable bonus of EUR 124,358.00 if all targets are met in full.

This corresponds to a share of 65% of the total remuneration of the Managing Director, including his work for other group companies. It does not include his work for QIAGEN NV.

2)

Apart from the above, the remaining other provisions of the Managing Director Employment Contract from 9 November 2006 remain in effect and unchanged; this also applies to the amendments and supplements to the Managing Director Employment Contract agreed after 9 November 2006.

Hilden, 2 December 2016

QIAGEN Deutschland Holding GmbH

/s/ Prof. Dr. Manfred Karobath Prof. Dr. Manfred Karobath Chairman of the Executive Board of the partner QIAGEN N.V.	/s/ Peer M. Schatz Peer M. Schatz Chief Executive Officer of the partner QIAGEN N.V.

/s/ Roland Sackers
Roland Sackers
Managing Director

Amendment to the

Managing Director Employment Contract

from 9 November 2006, 20 December 2007, 5 May 2011,

17 May 2013, and 6 May 2014

between

QIAGEN Deutschland Holding GmbH,

represented by the sole partner QIAGEN N. V.,

QIAGEN-Straße 1,

40724 Hilden

and

Mr

Roland Sackers,

[Address]

hereinafter referred to as the “Managing Director” —

The Managing Director Employment Contract from 9 November 2006, 20 December 2007, 5 May 2011, 17 May 2013, and 6 May 2014 is amended as follows:

Duration of the contract and employment

The conditions of the employment contract continue to apply until 30 June 2021. Neither party can terminate the contract in an ordinary manner before the end of the agreed contractual term. The contract is renewed for thirty-six months, unless one of the party indicates their intention to not renew the contract in writing twelve months prior to the end of the contract.

Any indication of an intention to not renew the contract, irrespective of the issuing party, must be received by the other party by no later than one year before the end of the contract.

If one or all of the further contracts of the Managing Director with QIAGEN N.V. and/or QIAGEN North America Holding Inc. is or are terminated, this contract remains unaffected by such termination. The parties agree that the remit and the remuneration of Mr Sackers under this Managing Director Employment Contract increase by the proportion of the terminated contract in question (QIAGEN N.V. and/or QIAGEN North America Inc.) from the day on which legally effective notice is given for that contract. Any change to the overall gross remuneration agreement associated with the execution of the shift in remuneration is always excluded. This does not, however, to any adjustment of the gross remuneration resulting from QIAGEN changing jurisdiction of the contract to a jurisdiction outside of Germany that would increase the possible overall costs. If the total gross remuneration is adjusted on request of the Managing Director, the total costs of the aforementioned total gross remuneration will be calculated based on a 100% German Managing Director Employment Contract.

1

All other provisions of the Managing Director Employment Contract from 9 November 2006, 20 December 2007, 5 May 2011, 17 May 2013, and 6 May 2014 remain valid and unaffected.

Hilden, 31 January 2017

QIAGEN Deutschland Holding GmbH

/s/ Prof. Dr. Manfred Karobath Prof. Dr. Manfred Karobath Chairman of the Executive Board of the partner QIAGEN N.V.	/s/ Peer M. Schatz Peer M. Schatz Chief Executive Officer of the partner QIAGEN N.V.

/s/ Roland Sackers
Roland Sackers
Managing Director

2

Roland Sackers

Member of the QIAGEN’s Executive Committee

Chief Financial Officer

QIAGEN

On the premises

Hilden, March 2017

Your contacts with the companies of the QIAGEN Group

Dear Mr Sackers,

dear Roland,

On 20 December 2007, you have concluded an addendum to the contracts with QIAGEN N.V., QIAGEN GmbH, and QIAGEN North American Holdings Inc. A minor mistake occurred in the addendum to these contracts concluded with the aforementioned companies. The agreement was not concluded with QIAGEN GmbH, Hilden, but with QIAGEN Deutschland Holding GmbH, as is clearly shown in the previous and later contractual documents.

I would like to confirm again what has already entered into effect: any and all contracts concluded between you and QIAGEN GmbH, Hilden are mutually rescinded and terminated and replaced with contracts concluded with QIAGEN Deutschland Holding GmbH.

QIAGEN GmbH

/s/ Peer M. Schatz
Peer M. Schatz
Chief Executive Officer

QIAGEN GmbH | QIAGEN Str. 1 | 40724 Hilden | Germany | Commercial Register Düsseldorf (HRB 45622)

Änderung zum Geschäftsführer — Dienstvertrag vom 9. November 2006, 20. Dezember 2007, 5. Mai 2011, 17. Mai 2013, 6. Mai 2014 und 31. Januar 2017	Amendment to the Managing Director Employment Contract from 9 November 2006, 20 December 2007, 5 May 2011, 17 May 2013, 6 May 2014 and 31 January 2017

zwischen	between

QIAGEN Deutschland Holding GmbH, vertreten durch den alleinigen Gesellschafter QIAGEN N.V., QIAGEN-Straße 1, 40724 Hilden	QIAGEN Deutschland Holding GmbH, represented by the sole partner QIAGEN N. V., QIAGEN-Straße 1, 40724 Hilden

und	and

Herrn Roland Sackers, [Adresse]	Mr Roland Sackers, [Address]

im Folgenden „Geschäftsführer“	hereinafter referred to as the “Managing Director” —

Der Geschäftsführer-Dienstvertrag vom 09. November 2006, 20. Dezember 2007, 5. Mai 2011, 17. Mai 2013, 6. Mai 2014 und 31. Januar 2017 wird wie folgt geändert:	The Managing Director Employment Contract from 9 November 2006, 20 December 2007, 5 May 2011, 17 May 2013, 6 May 2014 and 31 January 2017 is amended as follows:

Dauer der Vereinbarung und Tätigkeit	Duration of the contract and employment

Der bestehende Vertrag wird über den 30. Juni 2021 hinaus für ein Jahr bis zum 30. Juni 2022 verlängert.	The existing contract will be extended beyond June 30, 2021 for one year until June 30, 2022.

Jede Nichtverlängerungsanzeige muss, gleich von welcher Partei, der jeweils anderen Partei spätestens ein Jahr vor dem Vertragsende schriftlich zugegangen sein.	Any indication of an intention to not renew the contract, irrespective of the issuing party, must be received by the other party by no later than one year before the end of the contract.

Alle anderen Bestimmungen aus dem Geschäftsführer-Dienstvertrag vom 9. November 2006, 20. Dezember 2007, 5. Mai 2011, 17. Mai 2013, 6. Mai 2014 und 31. Januar 2017 bleiben unverändert in Kraft.	All other provisions of the Managing Director Employment Contract from 9 November 2006, 20 December 2007, 5 May 2011, 17 May 2013, 6 May 2014 and 31 January 2017 remain valid and unaffected.

Hilden, den 25. Februar 2020

QIAGEN Deutschland Holding GmbH

/s/ Dr. Håkan Björklund	/s/ Thierry Bernard
Dr. Håkan Björklund	Thierry Bernard
Aufsichtsratsvorsitzender	Interim CEO
des Gesellschafter QIAGEN N.V.	des Gesellschafters QIAGEN N.V.

/s/ Roland Sackers
Roland Sackers
Geschäftsführer